UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2024

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103

(Zip Code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

EnLink Purchase Agreement

On August 28, 2024, ONEOK, Inc., an Oklahoma corporation (“ONEOK”), entered into a Purchase Agreement (“EnLink Purchase Agreement”) with GIP III Stetson I, L.P., a Delaware limited partnership (“Seller I”), GIP III Stetson II, L.P., a Delaware limited partnership (“Seller II” and, together with Seller I, the “EnLink Sellers”), and EnLink Midstream Manager, LLC, a Delaware limited liability company (“Manager”), acting solely in its individual capacity and not in its capacity as managing member of EnLink Midstream, LLC, a Delaware limited liability company (“EnLink”). The EnLink Purchase Agreement provides that, among other things, ONEOK will acquire (i) approximately 43% of the outstanding common units representing limited liability company interests (“EnLink Units”) in EnLink, consisting of 97,207,538 EnLink Units from Seller I and 103,133,215 EnLink Units from Seller II, in exchange for consideration equal to $14.90 in cash per EnLink Unit and (ii) all of the outstanding limited liability company interests in Manager from Seller I in exchange for $300.0 million in cash.

The closing of the transactions contemplated by the EnLink Purchase Agreement (“EnLink Transaction”) is expected to occur during the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, including the expiration or termination of all applicable waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”).

EnLink Sellers, Manager and ONEOK have made customary representations and warranties in the EnLink Purchase Agreement. The EnLink Purchase Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (i) the conduct of EnLink’s business during the interim period, (ii) certain indemnity obligations of EnLink Sellers and (iii) the efforts of the parties to cause the EnLink Transaction to be completed, including obtaining any required governmental approval and causing any applicable waiting period under the HSR Act to expire or terminate, as well as customary termination rights.

The foregoing description of the EnLink Purchase Agreement and the EnLink Transaction does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the EnLink Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Medallion Purchase and Sale Agreement

On August 28, 2024, ONEOK entered into a Purchase and Sale Agreement (“Medallion Purchase Agreement”), by and among GIP III Trophy GP 2, LLC, a Delaware limited liability company (“GP 2”), GIP III Trophy Acquisition Partners, L.P., a Delaware limited partnership (“Trophy Acquisition”), Medallion Management, L.P., a Delaware limited partnership (“Medallion Management” and, together with GP 2 and Trophy Acquisition, “Medallion Sellers”), and ONEOK. Pursuant to the Medallion Purchase Agreement, ONEOK will acquire (i) admission as the general partner of GIP III Trophy Intermediate Holdings, L.P., a Delaware limited partnership (“Medallion” and, such interests together with the rights and obligations associated therewith, “Medallion General Partner Interests”), and (ii) all of the issued and outstanding limited partner interests in Medallion (such interests, together with the Medallion General Partner Interests, “Purchased Interests”). Medallion indirectly owns 40.0% of the issued and outstanding membership interests of Medallion Midland Partners, LLC, a Delaware limited liability company (“MMP”). Pursuant to the governing documents of MMP and the terms of the Medallion Purchase Agreement, the other members of MMP will have a right to sell their 60.0% of the issued and outstanding membership interest of MMP to ONEOK in connection with the Medallion Transaction (as defined below), in exchange for cash consideration calculated pursuant to the terms of the governing documents of MMP.

The purchase price for the Purchased Interests is $2,434,300,000, subject to (i) a downward adjustment for (a) cash distributed by Medallion to the Medallion Sellers on or after July 1, 2024; (b) indebtedness as of July 1, 2024 and (c) the Medallion Sellers’ transaction expenses and (ii) an upward adjustment for (a) cash contributed by the Medallion Sellers to Medallion on or after July 1, 2024 and (b) operating cash as of July 1, 2024. The transactions contemplated by the Medallion Purchase Agreement (“Medallion Transaction”) are expected to close in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, including the expiration or termination of all applicable waiting periods imposed under the HSR Act.

Medallion Sellers and ONEOK have made customary representations and warranties in the Medallion Purchase Agreement. The Medallion Purchase Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (i) the conduct of Medallion’s and MMP’s businesses during the interim period and (ii) the efforts of the parties to cause the Medallion Transaction to be completed, including obtaining any required governmental approval and causing any applicable waiting period under the HSR Act to expire or terminate, as well as customary termination rights.

The foregoing description of the Medallion Purchase Agreement and the Medallion Transaction does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the Medallion Purchase Agreement attached hereto as Exhibit 2.2 and incorporated herein by reference.

Debt Commitment Letter

In connection with, and concurrently with entry into, the EnLink Purchase Agreement and the Medallion Purchase Agreement, ONEOK entered into a debt commitment letter dated August 28, 2024 (“Debt Commitment Letter”) with JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA (collectively, “Lead Arrangers”). Pursuant to the Debt Commitment Letter, Lead Arrangers have agreed to provide ONEOK with an unsecured term loan facility in an aggregate principal amount of up to $6.0 billion available in two draws, on the terms and subject to the conditions set forth in the Debt Commitment Letter, for the purposes of financing the EnLink Transaction, the Medallion Transaction, and the transactions’ respective related fees and expenses. The obligations under the term loan facility will be unconditionally guaranteed by (i) ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership, ONEOK Partners, L.P., a Delaware limited partnership, and Magellan Midstream Partners, L.P., a Delaware limited partnership, and (ii) any other subsidiary of ONEOK that guarantees any outstanding senior, unsecured, long-term indebtedness of ONEOK with an aggregate outstanding principal amount in excess of $100 million. The borrowings under the term loan facility will be concurrent with consummation of the EnLink Transaction and the Medallion Transaction, respectively, and will each have a maturity date of 364 days after such borrowing. The obligations of Lead Arrangers to provide the debt financing under the Debt Commitment Letter are subject to a number of customary conditions.

Item 7.01 Regulation FD Disclosure.

On August 28, 2024, ONEOK issued a press release announcing the EnLink Transaction and the Medallion Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this report that address activities, events or developments that ONEOK expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed EnLink Transaction and Medallion Transaction and the expected closing of such proposed transactions and the timing thereof. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of ONEOK. These risks include, but are not limited to: the delay or failure to consummate the EnLink Transaction or the Medallion Transaction due to unsatisfied closing conditions, such as the expiration or termination of all applicable waiting periods, or other factors; the ultimate purchase price of the Purchased Interests in the Medallion Transaction; the risk that, if acquired, the businesses of the acquired companies do not perform consistent with ONEOK’s expectations; and other important factors that could cause actual results to differ materially from those projected, including those detailed in ONEOK’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements are based on assumptions ONEOK believes to be reasonable but may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and ONEOK undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Purchase Agreement, dated as of August 28, 2024, by and among ONEOK, Inc., GIP III Stetson I, L.P., GIP III Stetson II, L.P. and EnLink Midstream Manager, LLC.

2.2*	Purchase and Sale Agreement, dated as of August 28, 2024, by and among ONEOK, Inc., GIP III Trophy GP 2, LLC, GIP III Trophy Acquisition Partners, L.P. and Medallion Management, L.P.

99.1	News release issued by ONEOK, Inc. dated August 28, 2024.

104	Cover page interactive data file (embedded within the Inline XBRL document and contained in Exhibit 101).

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. ONEOK undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK, INC.

Date: August 30, 2024	By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

3